Exhibit 4.5

FIRST SUPPLEMENTAL INDENTURE

between

ARLINGTON ASSET INVESTMENT CORP.,

and

THE BANK OF NEW YORK MELLON,

as Trustee

Dated as of July 15, 2021

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of July 15, 2021, is entered into between Arlington Asset Investment Corp., a Virginia corporation (the “Company”), and The Bank of New York Mellon, as trustee (the “Trustee”). All capitalized terms used herein shall have the meaning set forth in the Base Indenture (as defined below).

RECITALS OF THE COMPANY

The Company and the Trustee executed and delivered an Indenture, dated as of January 10, 2020, (the “Base Indenture” and, as amended and supplemented by this First Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of the Company’s unsecured debentures, notes or other evidences of indebtedness (the “Securities”), to be issued in one or more series as provided in the Indenture.

The Company desires to establish and provide for the issuance by the Company of a series of Securities designated as its 6.000% Senior Notes due 2026 (including any Additional Notes, as defined herein, except as the context otherwise requires, the “Notes”).

Section 901(7) of the Base Indenture provides that without the consent of Holders of the Securities or coupons issued under the Indenture, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Base Indenture to establish the form or terms of Securities of any series as permitted by Section 201 and Section 301 of the Base Indenture, including the provisions and procedures relating to Securities convertible into Capital Stock.

Additional Securities of other series hereafter established, except as may be limited in the Base Indenture as at the time supplemented and modified, may be issued from time to time pursuant to the Indenture as at the time supplemented and modified.

The Company desires to establish the form and terms of the Notes and to supplement and change certain provisions of the Base Indenture for the benefit of the Holders of the Notes.

The Company has duly authorized the execution and delivery of this First Supplemental Indenture to provide for the issuance of the Notes and has done all acts and things necessary to make this First Supplemental Indenture a valid, binding, and legal obligation of the Company, in accordance with its terms.

NOW, THEREFORE, for and in consideration of the premises and for other good and valuable consideration expressed herein, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

TERMS OF THE NOTES

Section 1.01.The following terms relating to the Notes are hereby established:

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(a)The Notes shall constitute a series of Securities having the title “6.000% Senior Notes due 2026.” The Notes shall bear a CUSIP number of 041356809 and an ISIN number of US0413568090.

(b)The aggregate principal amount of the Notes that may be initially authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906, 1107 or 1305 of the Base Indenture, and except for any Securities that, pursuant to Section 303 of the Base Indenture, are deemed never to have been authenticated and delivered under the Indenture) shall be $33,500,000 aggregate principal amount of Notes to be issued on the date hereof, and up to $5,000,000 aggregate principal amount of Notes (having the same terms and forming part of the same series as the initially issued Notes) that may be issued, upon a Company Order, on or prior to August 6, 2021 pursuant to the overallotment option granted to the underwriters pursuant to the Underwriting Agreement dated July 7, 2021 relating to the initial offer and sale of the Notes. Under a Board Resolution or supplemental indenture to the Base Indenture, the Company may, without the consent of the Holders of Notes, issue additional Notes (in any such case “Additional Notes”) in an unlimited amount in one or more issuances from time to time, having the same ranking and the same interest rate, maturity and other terms and conditions as the Notes, except for issue date and, if applicable, the issue price, the initial interest payment date and the initial interest accrual date applicable thereto, either of which may differ from the respective terms of the previously issued Notes. Any Additional Notes and the existing Notes will constitute, and otherwise be treated as, a single series under the Indenture. All references to Notes herein shall include the Additional Notes unless the context otherwise requires. If Additional Notes are not fungible with any preexisting Notes for U.S. federal income tax purposes, as applicable, as determined by the Company, such Additional Notes may have a separate CUSIP number from any preexisting Notes.

(c)The Company Order for the authentication and delivery of the Notes initially authenticated and delivered under the Indenture may set forth procedures acceptable to the Trustee for the issuance of Additional Notes and determining the terms of particular Notes, such as date of issuance and date from which interest shall accrue.

(d)The entire outstanding principal of the Notes shall be payable on August 1, 2026.

(e)The rate at which the Notes shall bear interest shall be 6.000% per annum (the “Applicable Interest Rate”). The date from which interest shall accrue on the Notes shall be July 15, 2021, or the most recent Interest Payment Date to which interest has been paid or provided for; the Interest Payment Dates for the Notes shall be February 1, May 1, August 1 and November 1 of each year, commencing November 1, 2021; the initial interest period will be the period from and including July 15, 2021, to, but excluding, the initial Interest Payment Date, and the subsequent interest periods will be the periods from and including an Interest Payment Date to, but excluding, the next Interest Payment Date or the Stated Maturity, as the case may be; the interest so payable, and punctually paid or duly provided for, on any Interest Payment Date, will be paid to the Person in whose name the Note (or one or more Predecessor Securities) is registered in the Trustee’s records at the close of business on the Regular Record Date for such interest, which shall be the date that is 15 calendar days (whether or not a Business Day) immediately preceding such Interest Payment Date, even if that person no longer owns the Notes on the Interest Payment Date. Payment

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of principal of and any such interest on the Notes will be made at the Corporate Trust Office of the Trustee in New York in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by wire of immediately available funds or check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register. Interest on the Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

(f)The principal of and interest on the Notes shall be payable at, any Notes that are Registered Securities may be surrendered for registration of transfer, exchange or conversion at, and notices or demands to or upon the Company in respect of the Notes and this Indenture may be served at, the Corporate Trust Office of the Trustee.

(g)The Notes shall be initially issuable in global form (each such Note, a “Global Note”). The Global Notes and the Trustee’s certificate of authentication thereon shall be substantially in the form of Exhibit A to this First Supplemental Indenture. Each Global Note shall represent the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Security Registrar, in accordance with Sections 203 and 305 of the Base Indenture.

(h)The depositary for such Global Notes (the “Depositary”) shall be The Depository Trust Company, New York, New York. The initial Security Registrar and Paying Agent with respect to the Global Notes shall be the Trustee.

(i)The Notes shall be defeasible pursuant to Section 1402 or Section 1403 of the Base Indenture.

(j)The Notes shall be redeemable pursuant to Section 1101 of the Base Indenture and as follows:

(i)The Notes will be redeemable in whole or in part at any time or from time to time, at the option of the Company, on or after August 1, 2023, at a redemption price equal to 100% of the outstanding principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

(ii)Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery or delivered electronically, or, in case of Global Notes, transmitted in accordance with the Depositary’s procedures, to each Holder of the Notes to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 1104 of the Base Indenture.

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(iii)Any exercise of the Company’s option to redeem the Notes will be done in compliance with the Indenture.

(iv)If the Company elects to redeem only a portion of the Notes, the particular Notes to be redeemed in accordance with Section 1103 of the Base Indenture shall be selected by lot; provided that in the case of Global Notes, beneficial interests therein will be selected for redemption by the Depositary in accordance with its standard procedures therefor.

(v)Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the Notes called for redemption hereunder.

(k)The Notes shall not be subject to any sinking fund pursuant to Section 1201 of the Base Indenture.

(l)The Notes shall be issuable in denominations of $25.00 and integral multiples of $25.00 in excess thereof.

(m)Holders of the Notes will not have the option to have the Notes repaid prior to the Stated Maturity.

ARTICLE II

EVENTS OF DEFAULT

Section 2.01.In the case of an Event of Default under clauses (6) or (7) of Section 501 of the Base Indenture, the principal of, and accrued and unpaid interest on, all Notes will automatically become immediately due and payable.

ARTICLE III

MEETINGS OF HOLDERS OF SECURITIES

Section 3.01.For the benefit of the Holders of the Notes but no other series of Securities under the Indenture, Section 1505 of the Base Indenture shall be amended by replacing clause (3) thereof with the following:

“(3)

At any meeting of Holders, each Holder of a Security of such series or proxy shall be entitled to one vote for each $25.00 principal amount of the Outstanding Securities of such series held or represented by such Holder; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.”

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ARTICLE IV

AMENDMENTS TO BASE INDENTURE

Section 4.01.Reports.  In addition to the covenants of the Company in Section 703 of the Base Indenture, if at any time the Company is not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to file any periodic reports with the U.S. Securities and Exchange Commission (the “SEC”), the Company will file with the SEC, to the extent permitted under the Exchange Act, the annual reports, quarterly reports and other documents which it would have been required to file with the SEC if it were so subject, on or before the filing dates by which it would have been required file such documents if it were so subject.

ARTICLE V

MISCELLANEOUS

Section 5.01.This First Supplemental Indenture and the Notes shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law). This First Supplemental Indenture is subject to the provisions of the Trust Indenture Act that are required to be part of the Indenture and shall, to the extent applicable, be governed by such provisions.

Section 5.02.In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 5.03.This First Supplemental Indenture may be executed in counterparts, each of which will be an original, but such counterparts will together constitute but one and the same First Supplemental Indenture. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile, .pdf transmission, email or other electronic means shall constitute effective execution and delivery of this First Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, .pdf transmission, email or other electronic means shall be deemed to be their original signatures for all purposes.

Section 5.04.The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and the Base Indenture and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument with respect to the Notes. All provisions included in this First Supplemental Indenture supersede any conflicting provisions included in the Base Indenture with respect to the Notes, unless not permitted by law.

Section 5.05.The provisions of this First Supplemental Indenture shall become effective as of the date hereof.

Section 5.06.The recitals contained herein and in the Notes shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The

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Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or the Notes. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

ARLINGTON ASSET INVESTMENT CORP.

By:/s/ Richard E. Konzmann_______________

Name:Richard E. Konzmann

Title:Executive Vice President, Chief Financial Officer & Treasurer

THE BANK OF NEW YORK MELLON, as Trustee

By:/s/ Latoya S. Elvin_____________________

Name: Latoya S. Elvin

Title: Vice President

First Supplemental Indenture

Exhibit A – Form of Global Note

THIS GLOBAL SECURITY IS HELD BY OR ON BEHALF OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE HOLDERS OF BENEFICIAL INTERESTS HEREIN, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE ANY SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 305 OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR TO ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF ANY ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO SUCH ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF HAS AN INTEREST HEREIN.

Arlington Asset Investment Corp.

No.$

CUSIP No. 041356809

ISIN No. US0413568090

6.000% Senior Note due 2026

Arlington Asset Investment Corp., a corporation duly organized and existing under the laws of the Commonwealth of Virginia (the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to [Cede & Co., or registered assigns]1, the principal sum of [__________________] U.S. DOLLARS (U.S.$ [_____________])[, or such greater or lesser amount as may be reflected on the Schedule of Exchanges of Interests in the Global Note attached hereto,]2 on August 1, 2026, and to pay interest thereon from July 15, 2021 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, quarterly on February 1, May 1, August 1 and November 1 in each year, commencing November 1, 2021, at the rate of 6.000% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the date that is 15 calendar days (whether or not a Business Day) immediately preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be mailed to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. This Security may be issued as part of a series.

Payment of the principal of and any such interest on this Security will be made at the Corporate Trust Office of the Trustee in Pittsburgh, Pennsylvania in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[1]	Insert for global note.
[2]	Insert for global note.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

[Signature page follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

ARLINGTON ASSET INVESTMENT CORP.

By:

Name:

Title:

Attest:

By:

Name:

Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

THE BANK OF NEW YORK MELLON, AS TRUSTEE

By:

Authorized Signatory

Arlington Asset Investment Corp.
6.000% Senior Note due 2026

This Security is one of a duly authorized issue of senior debt securities of the Company designated on the face hereof (the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of January 10, 2020 (the “Base Indenture”), between the Company and The Bank of New York Mellon, as Trustee (the “Trustee”), as amended by the First Supplemental Indenture relating to the Securities of this series, dated as of July 15, 2021, by and between the Company and the Trustee (the “First Supplemental Indenture”; the First Supplemental Indenture and the Base Indenture collectively are herein called the “Indenture”) and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. In the event of any conflict between the Base Indenture and the First Supplemental Indenture, the First Supplemental Indenture shall govern and control.

This Security is one of the series initially limited in aggregate principal amount to $33,500,000 plus up to $5,000,000 additional aggregate principal amount of Securities that may be issued pursuant to the overallotment option granted to the underwriters pursuant to the Underwriting Agreement dated July 7, 2021 relating to the initial offer and sale of the Notes.  Under a Board Resolution or supplemental indenture to the Base Indenture, the Company may, without the consent of the Holders of Securities, issue additional Securities of this series (herein called in any such case “Additional Securities”) in an unlimited amount in one or more issuances from time to time having the same ranking and the same interest rate, maturity and other terms and conditions as the Securities, except for issue date and, if applicable, the issue price and the initial interest payment date and the initial interest accrued date applicable thereto, either of which may differ from the respective terms of the previously issued Securities. Any Additional Securities and the existing Securities of this series will constitute a single series under the Indenture and all references to the relevant Securities herein shall include the Additional Securities unless the context otherwise requires. The aggregate amount of outstanding Securities represented hereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

The Securities of this series are subject to redemption in whole or in part at any time or from time to time, at the option of the Company, on or after August 1, 2023, at a redemption price equal to 100% of the outstanding principal amount of the Securities of this series to be redeemed plus accrued and unpaid interest to the date of redemption.

Notice of redemption shall be given in writing and mailed, first-class postage prepaid or by overnight courier guaranteeing next-day delivery or delivered electronically, or, in case of Global Notes, transmitted  in accordance with the Depositary’s procedures, to each Holder of the Notes to be redeemed, not less than thirty (30) nor more than sixty (60) days prior to the Redemption Date, at the Holder’s address appearing in the Security Register. All notices of redemption shall contain the information set forth in Section 1104 of the Base Indenture.

Any exercise of the Company’s option to redeem the Securities of this series will be done in compliance with the Indenture.

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security or certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request, and the Trustee shall not have received from the Holders of more than 50% in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for sixty (60) days after receipt of such notice, request and offer of indemnity or security. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed or provided for herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of $25.00 and any integral multiples of $25.00 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles thereof (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE3

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Security, or exchanges of a part of another Global Note or Definitive Security for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

[3]	NTD: This schedule should be included only if the Security is issued in global form.

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